Exhibit 99.1

Castellum, Inc. Teams with Quarrio to Provide Trustworthy Agentic AI for Government

VIENNA, Va., Aug. 12, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) ("Castellum" or the "Company"), a cybersecurity, electronic warfare, and software services company focused on the federal government, is pleased to announce that it has entered into a reseller agreement with Quarrio Corporation, an agentic AI company which delivers its unique TrustworthyAI™ that is accurate, consistent, verifiable and secure.

“We are excited by the opportunity to work with Castellum and leverage their deep knowledge of software deployments, cybersecurity, and electronic warfare with the U.S. Government,” said KG Charles-Harris, CEO of Quarrio. “We believe that organizational processes within the government sector can be enhanced by AI that is accurate and verifiable, and Castellum is an excellent partner for us to pursue that opportunity.”

“Quarrio has developed a world-class agentic AI platform for information retrieval, KPI monitoring and automation of actions. This enhances decision-making on all levels. We believe their data analytics & information retrieval software fits well with the portfolio of products and solutions we are assembling in our newly formed advanced technology products subsidiary,” said Glen Ives, CEO of Castellum. “We look forward to working with KG and his team as we help our government customers glean more insight from the mountain of data which they receive and produce every day.”

About Quarrio

Quarrio Corporation’s (www.quarrio.com) deterministic multi-agent AI platform revolutionizes organizational decision-making by providing instant access to accurate real-time information from structured and semi-structured data sources (e.g. financial, case management and logistics applications). This empowers leaders to make informed decisions as changes occur within the organization, enabling immediate action and tangible results. Quarrio is headquartered in Berkeley, California.

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2lE of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "project," "believe," "anticipate," "shooting to," "intend," "in a position," "looking to," "pursue," "positioned," "will," "likely," "would," or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth, new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/8343743a-2c36-4ebf-9884-4eb4b86177d4.